                                                                Exhibit N (2)
                                POWER OF ATTORNEY


        We, the undersigned, hereby severally constitute and appoint Mario J. Gabelli, Bruce N. Alpert and J. Hamilton Crawford, and each of them singly, true and lawful attorneys, with full power to them and each of them, to sign for us, and in our hands and in the capacities indicated below, any and all Registration Statements on Form N-2 of The Gabelli Equity Trust Inc., and any and all amendments thereto, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys, and each of them acting alone, full authority and power to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys or any or them may lawfully do or cause to be done by virtue thereof.

        WITNESS our hands as of the dates set forth below:

Signature:                          Title:                              Date:
---------                           -----                               ----

/s/ Mario J. Gabelli                Chairman of the Board
--------------------
Mario J. Gabelli


/s/ Paul R. Ades                    Director
----------------
Paul R. Ades


/s/ Dr. Thomas E. Bratter           Director
-------------------------
Dr. Thomas E. Bratter


/s/ Bill Callaghan                  Director
------------------
Bill Callaghan


/s/ Felix J. Christiana             Director
-----------------------
Felix J. Christiana


/s/ James P. Conn                   Director
----------------------
James P. Conn


/s/ Karl Otto Pohl                  Director
------------------
Karl Otto Pohl


/s/ Anthony R. Pustorino            Director
------------------------
Anthony R. Pustorino


/s/ Salvatore J. Zizza              Director
----------------------
Salvatore J. Zizza